UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2014

CHRYSLER GROUP LLC
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54282 (Commission File Number)	27-0187394 (IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In light of the May 6, 2014 publication of the Fiat Chrysler Automobiles 2014-2018 Business Plan and in recognition of the performance of Chrysler Group LLC (the “Company”) for the 2012 and 2013 performance years, the Company’s Compensation and Leadership Development Committee approved the modification of outstanding Performance Share Unit (“PSU”) award agreements under the Company’s 2012 Long-Term Incentive Plan, subject to participant consent. The modified PSU award agreements include award agreements with the Company’s named executive officers other than its Chief Executive Officer, Sergio Marchionne, and became effective August 8, 2014.

The modification closes the performance period for the applicable PSU award agreements as of December 31, 2013 and provides for a payment equal to two-thirds of the original PSU award based on such award’s unadjusted December 31, 2013 per unit fair value of $10.47.  To receive payment, a participant must remain an employee up to the date the PSUs are paid, which is expected to occur between January 1, 2015 and March 15, 2015.

The description set forth above is qualified in its entirety by the Form of Award Modification Letter filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

10.1    Form of Award Modification Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Marjorie Harris Loeb
Marjorie Harris Loeb
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Award Modification Letter.